EXHIBIT 10.35

GASCO ENERGY, INC.
STOCK APPRECIATION RIGHT AGREEMENT

To:	Grant Date: February 28, 2012	Grant Price: $0.30	Number of Shares: 200,000

THIS STOCK APPRECIATION RIGHT AGREEMENT (the “Agreement”) is made as of February 28, 2012 between Gasco Energy, Inc., a Nevada corporation (the “Company”), and                                (the “Director”).  Neither his Agreement nor the award granted hereby is subject to or granted pursuant to the GASCO ENERGY, INC. 2011 LONG TERM INCENTIVE PLAN.

In consideration of the Director’s service as a member of the Board of Directors of the Company (the “Board”) and the mutual agreements and other matters set forth herein, the Company and the Director hereby agree as follows:

1.                                      Stock Appreciation Right Award.  The Company hereby grants to the Director (the “Award”), effective as of February 28, 2012 (the “Date of Grant”), stock appreciation rights (the “Stock Appreciation Rights”) related to 200,000 shares of the Company’s Common Stock, par value $.0001 per share (the “Stock”).  The Stock Appreciation Rights shall provide to the Director the right to receive a lump sum cash payment equal to the value of the product of (a) the excess of (i) the lesser of (A) the Fair Market Value of one share of Stock on the Date of Exercise or (B) $2.00, over (ii) $0.30, which is an amount greater than closing price of a share of Stock on the Date of Grant (the “Grant Price”), multiplied by (b) the number of shares as to which this Award has been exercised (the “Appreciation Amount”).

2.                                      Vesting and Forfeiture of Stock Appreciation Rights.

(a)                                 Vesting.  The Stock Appreciation Rights will be “Unvested Rights” until such time as they become “Vested Rights” pursuant to this Section 2.   Subject to the earlier forfeiture of the Stock Appreciation Rights pursuant to Section 2(b), the Stock Appreciation Rights will become Vested Rights on the earlier to occur of (i) January 31, 2013, (ii) the date immediately prior to a Change in Control, or (iii) the death or disability, as determined by the Compensation Committee of the Board (the “Committee”) in its sole discretion (a “Disability”), of the Director.

(b)                                 Termination of Directorship and Forfeiture.  In the event the Director ceases to be a member of the Board for any reason other than death or Disability, all Unvested Rights shall immediately terminate and be forfeited.

3.                                      Settlement of Stock Appreciation Rights.

(a)                                 Exercise and Settlement.  The Vested Rights will automatically be exercised upon the earlier to occur of (i) February 1, 2013, or (ii) a Change in Control (the “Date of Exercise”).  Any Vested Rights exercised pursuant to the preceding sentence shall be settled by the Company through payment of the Appreciation Amount in a lump sum cash payment within the period of 10 Business Days beginning on the date of exercise of the Vested Rights.

(b)                                 Procedures.  Exercise and settlement of Vested Rights shall be subject to and pursuant to rules and procedures established by the Committee in its sole discretion.

4.                                      Transferability.  This Agreement and the Stock Appreciation Rights granted hereunder will not be transferable or assignable by the Director other than by will or the laws of descent and distribution or written approval of the Committee (which approval may be withheld for any or no reason).  Any purported or attempted transfer or assignment without prior written approval shall be void and of no effect.

5.                                      Information Confidential.  As partial consideration for the granting of the Stock Appreciation Rights hereunder, the Director hereby agrees with the Company that the Director will keep confidential all information and knowledge that the Director has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Director’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.  In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Director, as a factor militating against the advisability of granting any such future award to the Director.

6.                                      No Right to Continued Service.  This Agreement shall not be construed to confer upon the Director any right to continue as a director of the Company.  Any question as to whether and when there has been a termination of the Director’s service on the Board, and the cause of such termination, shall be determined by the Committee, and its determination shall be final and binding.

7.                                      Administration.  The Committee shall have sole and complete discretion with respect to the interpretation and administration of this Award and Agreement and decisions of a majority of the Committee with respect thereto and this Agreement shall be final and binding upon the Director and the Company.

8.                                      Unfunded Arrangement and Section 409A.  This Agreement shall not give a Director any security or other interest in any assets of the Company; rather the Director’s right to the Award is that of a general unsecured creditor of the Company.  Neither this Agreement nor the Stock Appreciation Rights granted hereunder are intended to provide for the “deferral of compensation” within the meaning of the Nonqualified Deferred Compensation Rules.

9.                                      No Liability for Good Faith Determinations.  The Company, the Committee and the members of the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Stock Appreciation Rights granted hereunder.

10.                               No Guarantee of Interests.  The Company, the Committee and the members of the Board do not guarantee the Stock from loss or depreciation.

11.                               Company Records.  Records of the Company regarding the Director’s period of service, termination of directorship and the reason therefor, leaves of absence, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

12.                               Company Action.  Any action required of the Company shall be by resolution of its Board or the Committee or by a person authorized to act by resolution of the Board or the Committee.

13.                               Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

14.                               Notices and Waiver.  All notices made with respect to this Agreement must be in writing and personally delivered or sent by mail and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed.  A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement. Any person entitled to notice hereunder may waive such notice.

15.                               Successors.  This Agreement shall be binding upon the Director, the Director’s legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

16.                               Headings.  The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

17.                               Governing Law.  All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Colorado without regard to choice of law provisions thereunder, except to the extent Colorado law is preempted by federal law.

18.                               Word Usage.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

19.                               Amendment.  This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may decrease Director’s rights inherent in this Agreement prior to such amendment without Director’s express written consent.  Notwithstanding the provisions of this Section 19, this Agreement may be amended by the Committee, without the consent of the Director, to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto or to settle or make any adjustment or change to the Award pursuant to Section 20.

20.                               Changes in Capitalization and Corporate Transactions.  In no event will any action taken by the Committee pursuant to this Section 20 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

(a)                                 Existence of Award.  The existence of this Award shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(b)                                 Subdivision or Consolidation of Shares of Stock.  The terms of this Award shall be subject to adjustment from time to time, in accordance with the following provisions:

(i)                                     If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) or in the event the Company distributes an extraordinary cash dividend the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate, (A)  the number of shares of Stock (or other kind of shares or securities) subject to this Award shall be increased proportionately, and (B) the Grant Price (including the exercise price) shall be reduced proportionately, without materially changing the aggregate Grant Price.

(ii)                                  If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, (A)  the number of shares of Stock (or other kind of shares or securities) subject to this Award shall be decreased proportionately, and (B) the Grant Price subject to this Award shall be increased proportionately, without materially changing the aggregate Grant Price.

(c)                                  Corporate Recapitalization.  If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change in Control, the number and class of shares of Stock covered by this Award shall thereafter cover the number and class of shares of stock and securities to which the Director would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by this Award.

(d)                                 Additional Issuances.  Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to this Award or the Grant Price.

(e)                                  Committee Discretion.  Adjustments under this Section 20 shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive.  No fractional interest in a share of Stock shall be made available under this Agreement on account of any such adjustments.

(f)                                   Impact of Corporate Events on Award Generally.  In the event of changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the Date of the Grant and not otherwise provided for by this Section 20, this Award and the Agreement shall be subject to adjustment by the Committee at its discretion, and may include, but not be limited to, adjustments as to the number of shares of Stock subject to this Award, the Grant Price, accelerated vesting (in full or in part) of this Award, conversion of this Award into awards denominated in the securities or other interests of any successor Person, or the accelerated cash settlement of this Award in exchange for the cancellation thereof.

21.                               Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Award or Agreement.  Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Award or Agreement, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

22.                               Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of this Award to or other transaction by the Director contemplated by this Award shall be exempt from Section 16 of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by the Director).  Accordingly, if any provision of this Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that the Director shall avoid liability under Section 16(b) of the Exchange Act.

23.                               Defined Terms.  Terms used in this Agreement and not otherwise defined shall have the following meanings:

(a)                                 “Change in Control” means the occurrence of any of the following events:

(i)                                     The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act by any Person, of 50% or more of either (x) the then outstanding shares of Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)                                  Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii)                               Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body of such entity to the extent that such ownership results solely from ownership of the Company that existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                              A complete liquidation or dissolution of the Company.

(b)                                 “Date of Exercise” has the meaning set forth in Section 3(a).

(c)                                  “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(d)                                 “Fair Market Value” means, as of any specified valuation date (other than the Date of Grant) the volume weighted average price (“VWAP”) of the Stock over the period of five business days preceding the specified valuation date. VWAP will be calculated at the direction of the Committee and its determination of the VWAP will be final and binding; provided, however, it is the intention of the Company that Fair Market Value be calculated in a manner such that the Award will not provide for the “deferral of compensation” within the meaning of the Nonqualified Deferred Compensation Rules.

(e)                                  “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board.

(f)                                   “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code and the guidance and regulations promulgated thereunder.

(g)                                  “Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

(h)                                 “Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of the Date of Grant.

GASCO ENERGY, INC.

Name:

Title:

DIRECTOR

Name: